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                                                                    EXHIBIT 3.31

                                     BY-LAWS

                                       OF

                                  MLTC COMPANY

                                    ARTICLE I

                                     OFFICES

         SECTION 1.01. Registered Office. The registered office of the corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, County of New Castle, and said corporation shall be the Registered Agent of the Corporation in charge thereof.

         SECTION 1.02. Other Offices. The principal place of business of the Corporation in the State of Delaware shall be the City of Wilmington, County of New Castle; and the Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         SECTION 2.01. Annual Meetings. Annual meetings of stockholders for the election of directors and for the transaction of any proper business shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly be brought before the meeting.

         SECTION 2.02. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of a statute or of the Certificate of Incorporation a different vote is required in which case such express provisions shall govern and control the decision of such question.

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number shares registered in the name of each stockholder. Such a list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 2.03. Quorum. At all meetings of stockholders, except as otherwise required by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be requisite for, and shall constitute a quorum for, the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled

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to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other announcement at the meeting, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.04. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Secretary and shall be called by the President or Secretary at the request of the Board of Directors or at the request in writing of the stockholders of a majority of the shares of stock outstanding and having voting power. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 2.05. Notice of Meetings. Written notice, stating the place, date and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes of which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten or more than sixty days before the date of the meeting.

         SECTION 2.06. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.01. Number and Term. The number of directors shall be three or such other number as may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to hold office until his successor shall be elected and qualified. Directors need not be stockholders.

         SECTION 3.02. Resignation. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, of no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors shall be elected and qualified.

         Unless otherwise provided by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

         In the event that a vacancy or newly created directorship shall not have been filled by the Board of Directors, the additional director or directors may be elected by the stockholders entitled to vote thereon, either at an

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annual meeting of stockholders or at a special meeting called for the purpose.
The directors or directors so chosen shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified.

         SECTION 3.04. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the holders of such shares, and the vacancies thus created may be filled, at such meeting or at any subsequent meeting, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 3.05. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, by the Certificate of Incorporation or by these By-Laws.

         SECTION 3.06. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 3.07. Meeting. Meetings of the Board of Directors shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.

         Special meetings of the Board of Directors may be held at any time upon the call of the President or the Secretary by notice to each director given not less than two days, or not less than three days in the case of notice given by mail, before such meeting. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the stockholders at the same place at which such meeting was held, provided a quorum is present. If a quorum is not present, such first meetings may be held at such time and such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

         SECTION 3.08. Quorum. Not less than a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a statute or the Certificate of Incorporation shall require a vote of a greater number.

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         SECTION 3.09. Compensation. Directors shall not receive any stated
salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

         SECTION 3.10. Action Without Meeting; Presence at Meetings. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01. Officers. The Officers of the Corporation shall be the President, a Secretary, a Treasurer and a Controller, each of whom shall be elected by the Board of Directors and shall hold office until his successor shall be elected and have qualified. The Board of Directors also may elect one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders and shall hold office until their successors are chosen and have qualified. Any number of offices may be held by the same person.

         SECTION 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 4.03. Resignation Removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at anytime by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 4.04. President. The President shall be the Chief Executive Officer of the Corporation. The President shall have general and active control of the Corporation's business, finances and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the corporate seal; to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these By-laws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; and to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

         SECTION 4.05. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be respectively assigned to them from time to time by the Board of Directors or the Chief Executive Officer. In the absence or the disability of the President, his duties shall be performed and his performance may be

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exercised by the Senior Vice President or other Vice President or Vice
Presidents in the order determined by the Board of Directors or, failing such delegation, in the order of their last election to that office.

         SECTION 4.06. Controller. The Controller shall prescribe and have charge of the system of books and accounts. He may require reports from the Treasurer and all other officers or agents of the Corporation who receive or disburse funds for its account at such times and in such forms as he may deem desirable.

         SECTION 4.07. Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board of Directors or the Chief Executive Officer. He shall keep full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

         SECTION 4.08. Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the stockholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep and account for all documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chief Executive Officer shall perform his duties.

         SECTION 4.09. Assistant Secretaries. Each Assistant Secretary shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

         SECTION 4.10. Assistant Treasurers. Each Assistant Treasurer shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurer or the Assistant Treasurers in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

         SECTION 4.11. Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such forms as shall be determined by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

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         SECTION 5.02. Transfer Agents and Registrars. The Board of Directors
may, in its discretion appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         SECTION 5.03. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and the ownership thereof, and also such security or indemnity as may by them be required.

         SECTION 5.04. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only by the person named in the certificates or by his attorney lawfully constituted in writing, and upon surrender and cancellation of the certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

         SECTION 5.05. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

         SECTION 5.06. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividends, there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve a fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interests of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

         SECTION 5.07. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not is shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 5.08. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The deal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 5.09. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 5.10. Checks. All checks, drafts or other orders for the payment of money, notes or other order evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

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         SECTION 5.11. Execution of Proxies. The President or, in the absence or disability of the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary.

         SECTION 5.12. Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation or of these By-Laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given on the day of mailing. Notice to directors may also be given by telex, cable or telegram. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law or law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 6.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 6.01, such persons shall also be entitled to the further rights set forth below.

         SECTION 6.02. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner

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reasonably believed to be or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         SECTION 6.03. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 6.04. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that
indemnification of a person is proper in the circumstances          because such
person has met the applicable standard of conduct required by Section 6.01 or set forth in Section 6.02 or 6.03 of this Article, as the case may be. Such determination shall be made in reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or
(iv) as the Delaware General Corporation Law may otherwise permit. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         SECTION 6.05. Good Faith Defined. For purposes of any determination under Section 6.04 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (b) the advice of legal counsel for the Corporation or another enterprise, or (c) information or records given or reports made to the Corporation or another enterprise by an independent certified public account, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 6.05 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

         SECTION 6.06. Proceedings Initiated By Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any personal or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 6.07 of this Article.

         SECTION 6.07. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 6.04 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 6.01, 6.02 or
6.03 of this Article. Notice of any application for indemnification pursuant to this Section 6.07 shall be given to the Corporation promptly upon the filing of such application.

         SECTION 6.08. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition

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

of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 6.09. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.01, 6.02 or 6.03 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

         SECTION 6.10. Meaning Of Certain Terms In Connection With Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has act in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         SECTION 6.11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

                                   ARTICLE VII

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the stockholders or, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting.

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